                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant /X /
Filed by a Party other than the Registrant /  /

Check the appropriate box:


/  /  Preliminary Proxy Statement                 /  / Confidential, for Use of
                                                       the Commission Only (as
                                                       permitted by Rule 14a-
                                                       6(e)(2))

/X /  Definitive Proxy Statement
/  /  Definitive Additional Materials
/  /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  MEDICORE, INC
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


/  /     $125 per Exchange Act Rules 0-11 (c)(1)(ii), 14A-6(i)(1), or
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

/  /     $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
/  /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)     Title of each class of securities to which transaction applies:

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         2)     Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                ----------------------------------------------------------------
         4)     Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------
         5)     Total fee paid:

                ----------------------------------------------------------------

/X /     Fee paid previously with preliminary materials.

/  /     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:

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         4)     Date Filed:

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
                                 MEDICORE, INC.
                                 --------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 --------------
                               SEPTEMBER 13, 1995

To Shareholders:

The Annual Meeting of Shareholders of MEDICORE, INC. (the "Company") will be held at the American Stock Exchange, 86 Trinity Place, New York, New York, on Wednesday, September 13, 1995 at 11:00 a.m., for the following purposes:

         1. To consider and vote upon a proposal recommended by the Board of Directors to amend the Company's Restated Certificate of Incorporation to classify the Board of Directors of the Company into three classes;

         2. To elect four members to the Company's Board of Directors (who will be divided into three classes if the proposal in Item 1 above is approved by shareholders);

         3. To consider and vote upon a proposal recommended by the Board of Directors to amend the Company's Restated Certificate of Incorporation to add a provision concerning the manner in which shareholders may take action;

         4. To consider and vote upon a proposal recommended by the Board of Directors to amend the Company's Restated Certificate of Incorporation to add a provision concerning the increased percentage of shareholder vote required to amend, repeal or otherwise modify certain portions of the Company's Restated Certificate of Incorporation, specifically the proposed amendments to the Restated Certificate of Incorporation; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July 14, 1995, as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

Your copy of the Annual Report of the Company for 1994 is enclosed.

- - --------------------------------------------------------------------------------
It is important that your shares be represented at the Annual Meeting in order that the presence of a quorum be assured and to avoid added proxy solicitation costs. THEREFORE, YOUR PERSONAL ATTENDANCE OR PROXY IS IMPORTANT. Whether or not
you plan to attend, please sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. All shareholders are cordially invited to attend the meeting. If you attend the meeting and decide to vote in person, you may revoke your proxy.
- - --------------------------------------------------------------------------------

                                            By Order of the Board of Directors
                                            LAWRENCE E. JAFFE
                                            Secretary and Counsel


Hasbrouck Heights, New Jersey

July 19, 1995

                                 MEDICORE, INC.
                              2337 WEST 76TH STREET
                             HIALEAH, FLORIDA 33016
                             ----------------------
               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 13, 1995
                             ----------------------



SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement and accompanying form of proxy, anticipated to be mailed on or about July 19, 1995, is solicited by and on behalf of the Board of Directors of Medicore, Inc., a Florida corporation (the "Company") for the Annual Meeting of Shareholders of the Company to be held on Wednesday, September 13, 1995, at the American Stock Exchange, 86 Trinity Place, New York, New York at 11:00 a.m., including any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting and Proxy Statement.

         If the enclosed form of proxy is executed and returned, it will be voted as directed, but may be revoked at any time insofar as it has not been exercised, either by a written notice of the revocation received by the persons named therein, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof. In the absence of specific instructions by the shareholders, proxies will be voted in favor of each of the following proposals: (i) to amend the Company's Restated Certificate of Incorporation, as amended (hereinafter "Certificate of Incorporation") to authorize a classified Board of Directors; (ii) to elect each of the four nominees for director whose names are set forth on the proxy card; and (iii) to amend the Company's Certificate of Incorporation to add provisions concerning certain corporate governance matters, including (a) the manner in which shareholders may take action, and (b) the necessary shareholders vote to modify or otherwise amend certain provisions of the Certificate of Incorporation, particularly the classified Board of Directors and the proposed corporate governance matters. Abstentions and broker non-votes will be counted for purposes of a quorum, but will have the legal effect of a vote "against" the election of directors and to amend the Company's Certificate of Incorporation with respect to the corporate governance matters, but not as to the amendment of the Certificate of Incorporation to authorize a classified Board for which such abstentions or non-votes will not be counted. The form of proxy vests in the persons named therein as proxies discretionary authority to vote on any matter that may properly come before the meeting not presently known to the Board of Directors.

         The cost of preparing and mailing the Notice of Annual Meeting and Proxy material and soliciting proxies will be paid by the Company. In addition to the use of the mails, officers, directors or employees of the Company, who will receive no additional compensation therefore, may solicit proxies by telephone or personal interview. The Company will request brokers, nominees, fiduciaries and custodians to forward proxy material to their principals and beneficial owners, and will reimburse such persons for reasonable expenses incurred by them in forwarding the proxy materials.

RECORD DATE

         The Board of Directors has fixed the close of business on July 14,1995, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only shareholders of record on that date are entitled to vote at the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

         As of July 14, 1995 there were outstanding and entitled to be voted at the Annual Meeting, 5,454,950 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares is needed for a quorum and a plurality of the votes cast, in person or by proxy, is necessary to effectuate election of the directors. For approval of the classified board proposal, affirmative votes must exceed opposing votes. Approval of proposal 3 relating to the manner in which shareholders take action, and proposal 4 concerning increased percentage of shareholder approval to modify or repeal the Certificate of Incorporation, must meet the same quorum and be adopted by the same vote being so proposed, to wit 66 2/3% of the outstanding shares.

PRINCIPAL SECURITY HOLDERS

         The following table sets forth as of July 14, 1995, the name and holdings of each person who is known by the Company to own beneficially more than 5% of its voting securities.

Title             Name and Address of                Amount and Nature             Percent
of Class          of Beneficial Owner                of Beneficial Ownership(1)    of Class(2)
- - --------          -------------------                --------------------------    -----------
Common            Thomas K. Langbein                   854,064(3)                   15.7%
                  777 Terrace Avenue
                  Hasbrouck Heights, NJ

Common            Seymour Friend                       360,705(4)                    6.6%
                  3804 Monserrate Street
                  Coral Gables, FL

_____________________

(1) Based upon information furnished to the Company by either the directors and officers or obtained from the stock transfer books of the Company. The Company is informed that these persons hold sole voting and dispositive power with respect to the shares of Common Stock except as noted herein.


(2) Based on 5,454,940 shares of Common Stock outstanding. Includes 480,000 shares of Common Stock held in escrow by the Company as security for the payment of $326,000 of promissory notes from optionees (officers and directors of the Company and/or its subsidiaries - 10 persons) who exercised 1992 options at $.69 per share by paying par value in cash and the balance in three-year notes due September 11, 1997 with interest at 5.36% per annum payable semi-annually. The notes are secured by the Common Stock purchased with voting rights with the shareholder until default, if any. Does not include 808,000 shares of Common Stock underlying non-qualified stock options ("Options") granted on April 18, 1995 as a service award to officers, directors, consultants, and certain employees of the Company and certain of its subsidiaries under the Company's 1989 Qualified Stock Option Plan (the "1989 Plan"). The Options are exercisable at $3.00 per share for 10 years (no vesting schedule) but may expire two years from retirement, permanent disability or death. The Options are exercisable 50% on or after the first anniversary date of grant, April 18, 1996, and in full on or after the second anniversary date of grant, provided acceleration of full exercise is permitted upon changes in control of the Company or death of the optionee. Termination of the optionee's affiliation with the Company other than through death, disability, retirement or change in control, immediately terminates the Option. See "Executive Compensation - Options, Warrants or Rights."


(3) Includes (i) 818,814 shares of Common Stock in Mr. Langbein's name of which 130,000 shares are held in escrow securing a promissory note of $88,400 for a substantial portion of the purchase price of such shares (see Note (2) and "Executive Compensation - Options, Warrants or Rights"); (ii) 3,000 shares each held in the names of Mr. Langbein's two children; and (iii) 29,250 shares held in the name of his wife. Does not include (i) Options to purchase 250,000 shares of Common Stock granted in April, 1995, exercisable at $3.00 per share through April 17, 2005, or (ii) an option to acquire up to 400,000 shares of Common Stock in lieu of a lump sum payment, neither of the options in subparagraphs (i) and (ii) are presently exercisable except in the event of a change in control of the Company. See Note (2) and "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" and "Options, Warrants or Rights" under the caption "Executive Compensation."

(4) Includes 50,000 shares of Common Stock held in escrow securing a promissory note of $34,000 for a substantial portion of the purchase price of such shares. See Note (2) and "Executive Compensation - Options, Warrants or Rights." Does not include Options to purchase 75,000 shares of Common Stock granted in April, 1995 exercisable at $3.00 per share through April 17, 2005, presently not exercisable except in the event of a change in control of the Company. See Note (2) and "Executive Compensation - Options, Warrants or Rights."

                              ELECTION OF DIRECTORS

         At the Annual Meeting, the shareholders will elect four members to the Board of Directors of the Company. If the proposal to authorize a classified Board of Directors is adopted, the directors will be elected to the respective Classes of the Board specified below. Each director will hold office until the next Annual Meeting of Shareholders and thereafter as designated by the Classes of directors and until his successor is elected and has qualified. The affirmative vote of a plurality of the shares of Common Stock represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each shareholder is entitled to one vote for each share of Common Stock held in his name.

         The persons named as proxies in the form of proxy solicited hereby intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for directors except where authority is withheld by the shareholder. Each nominee has consented to be named herein and to serve on the Board of Directors if elected. If any nominee is unable to serve as a director (which presently is not anticipated), the proxies will be voted for the other nominees and for such substituted nominees(s) as may be designated by the present Board of Directors. All of the nominees are now directors and were elected by the shareholders at the last Annual Meeting.

         There is no nominating committee with nominations for director considered by the entire Board of Directors. See "Provisions of the Company's By-laws Amended to be Consistent with Proposals to Amend the Company's Certificate of Incorporation."

         If the proposal to authorize a classified Board of Directors described in this Proxy Statement is adopted by shareholders, the directors will be divided among the Classes as follows:

Class 1 (To Serve until the 1996 Annual Meeting of Shareholders)

         Peter D. Fischbein

Class 2 (To serve until the 1997 Annual Meeting of Shareholders)

         Anthony C. D'Amore

Class 3 (To serve until the 1998 Annual Meeting of Shareholders)

         Thomas K. Langbein
         Seymour Friend

         Pursuant to the first proposal of management to amend the Company's Certificate of Incorporation to classify the Board of Directors of the Company into three Classes, it has also provided for the Board of Directors to be no less than four nor more than six members. The By-laws presently provide for no more than seven directors. Over the last several years the Company has had four directors, several years prior thereto there were five directors; and the last time the Board consisted of six directors was in 1985. The Certificate of Incorporation and By-laws, as presently constituted, provide that the majority of directors have the right to appoint candidates to fill any vacancies on the Board, whether through death, retirement or other termination of a director, or through an increase in the Board. At such time that qualified candidates are available to serve, the majority of the Board, although less than a quorum, or by a sole remaining director, may appoint such person(s) to fill the singular vacancies now existing each in Class 1 and 2 directors. When appointed, such Class 1 and 2 directors shall then serve for the remainder of the term provided for that particular Class of directors, the initial term of a Class 1 director extending to the next (1996) Annual Meeting of Shareholders, and for a Class 2 director to the 1997 Annual Meeting of Shareholders. See below "Proposals to Amend the Company's Certificate of Incorporation - Proposal to Amend the Certificate of Incorporation to Provide for the Classification of Directors."

         Upon the expiration of the term of a Class of directors, an election of directors will occur for that same Class for directors to serve a new three-year term. See below "Proposals to Amend the Company's Certificate of Incorporation - Proposal to Amend the Certificate of Incorporation to Provide for the Classification of Directors."

         If the proposal for the classification of directors is not approved by the shareholders, each director listed above as a nominee for a director of the Company shall serve until the next Annual Meeting of Shareholders and thereafter until his successor is elected and qualified.

         For additional information concerning the nominees for director, including compensation and share ownership, see "Executive Compensation," "Security Ownership of Management" and "Certain Relationships and Related Transactions."

                                            CURRENT POSITION AND
NAME                                AGE     AREAS OF RESPONSIBILITY         POSITION HELD SINCE
- - ----                                ---     -----------------------         -------------------
Thomas K. Langbein(1)               49      Chairman of the Board                  1980
                                            of Directors, Chief Executive
                                            Officer and President

Seymour Friend(1)                   74      Vice-President                         1981
                                            Director                               1975
Anthony C. D'Amore(2)               64      Director                               1979
Peter D. Fischbein(2)               55      Director                               1984

______________

(1) Officers are elected annually at the Board of Directors' meeting following the Annual Meeting of Shareholders.

(2)      Member of the Audit Committee.

         Thomas K. Langbein was financial consultant to the Company until March, 1980 when he was appointed as Chairman of the Board of Directors, Chief Executive Officer and President, which latter position was relinquished in January, 1983 and reassumed in April, 1985 upon completion of a public offering by Techdyne, Inc. ("Techdyne"), an 83.1% owned subsidiary of the Company. Mr. Langbein is an officer and director of most of the Company's subsidiaries. Mr. Langbein was appointed President and Chief Executive Officer of Techdyne in April, 1990, upon the resignation of its former officer from those positions. Barry Pardon succeeded to the Presidency of Techdyne in November, 1991, at which time Mr. Langbein reassumed the position of Chairman of the Board. He has been a director of Techdyne since it was acquired by the Company in 1982. He is also a director of Techdyne's foreign subsidiary, Techdyne (Scotland) Ltd., ("Techdyne (Scotland)"). Mr. Langbein was Chairman of the Board and Chief Executive Officer of Viragen, Inc. ("Viragen"), a public company and former subsidiary of the Company, until his resignation from Viragen in April, 1993. Mr. Langbein is President, sole shareholder and director of Todd & Company, Inc. ("Todd") a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Mr. Langbein devotes most of his time to the affairs of the Company and Techdyne. See "Executive Compensation" and "Certain Relationships and Related Transactions."

         Seymour Friend is a director of Dialysis Corporation of America, a 99.1% owned subsidiary of the Company ("DCA"). He resigned as a director of Viragen in May, 1993. He is a real estate investor and devotes a portion of his time to the affairs of the Company.

         Anthony C. D'Amore is a director of Techdyne. Mr. D'Amore was affiliated from 1971 to 1974 with Todd, with which firm he is registered as a part-time account executive, but he has not been active in the securities industry. Mr. D'Amore sold his insurance agency in 1992 and acts as a consultant to an insurance agency that provides the Company and Techdyne with its insurance. Mr. D'Amore continues to receive commissions with respect to insurance placed with the Company and Techdyne. See "Executive Compensation - Compensation of Directors" and "Certain Relationships and Related Transactions."

         Peter D. Fischbein is an attorney whose previous firm represented the Company, Viragen and Todd from time to time. Mr. Fischbein is a director of Viragen (since 1981) and Techdyne (since 1985). He was Chairman of the Board of Techdyne from April, 1990 to November, 1991 when Thomas K. Langbein reassumed that position. Mr. Fischbein is a general partner of several limited partnerships engaged in real estate development. See "Certain Relationships and Related Transactions."

         There is no family relationship between any of the above named officers or directors.

         Since the last Annual Meeting in July, 1994, there were six meetings of the Board of Directors, including actions by unanimous written consent. All directors participated at all the meetings.

         The only committee the Company has is an Audit Committee consisting of Peter D. Fischbein and Anthony C. D'Amore. The Audit Committee, which meets informally usually on a monthly basis, is responsible for recommending to the Board of Directors the firm of independent accountants to serve the Company, reviewing fees, services and results of the audit by such independent accountants, reviewing the accounting books and records of the Company and reviewing the scope, results and adequacy of the internal audit control procedures of the Company. No member of the Audit Committee receives a fee for services rendered as a participant of such committee. The By-Laws provide for and the Company has made payment of reasonable expenses for directors' attendance at meetings. In lieu of any cash compensation or per meeting fees to directors for acting as such, the Company has provided directors, among others, with options to purchase Common Stock of the Company at fair market value as of the date of grant. See "Executive Compensation - Options, Warrants or Rights" and "Security Ownership of Management."

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth compensation paid by the Company and its subsidiaries for the last three fiscal years ended December 31, 1994 for services in all capacities for its Chief Executive Officer and each of its principal executive officers whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                  Long Term Compensation
                                                                               -----------------------------
                           Annual Compensation                                             Awards
                           -------------------                                             ------

(a)                      (b)      (c)          (e)                               (f)                     (g)

Name and                          Salary       Other Annual                  Restricted Stock     Securities Underlying
Principal Position       Year     ($)          Compensation ($)                Awards ($)           Options/SARs (#)
- - ------------------       ----     ------       ----------------             -----------------     ---------------------
CEO                      1994     220,000      25,000(1)(2)                    112,500(3)
Thomas K.                1993     220,000      24,800(1)
Langbein                 1992     220,000      24,900(1)                                             130,000(4)

Dennis W.                1994      60,100
Healey                   1993      88,400
                         1992     120,000                                                             50,000(4)

Barry                    1994      91,600                                       11,250(3)
Pardon(5)                1993      86,900
                         1992     128,630                                                             30,000(4)

_____________________

(1) Includes automobile allowance and related expenses and life and disability insurance premiums.

(2) Does not include 150,000 shares and 15,000 shares of Common Stock granted to Messrs. Langbein and Pardon, respectively, on January 17, 1994 as part of 410,000 shares granted to officers, directors and key employees of the Company and certain subsidiaries as incentive awards, with a fair market value on the date of grant of $.75 per share. Included in Restricted Stock Awards, column (f) of the Summary Compensation Table. See Note (3). The issuance of these shares was subject to approval of an additional listing agreement filed with the American Stock Exchange ("Amex") which was approved in April, 1994.

(3) Incentive awards granted in January, 1994. The Common Stock vested in equal amounts of 1/12th per month and at December 31, 1994 was fully vested. See Note (2). An aggregate of 150,000 and 15,000 shares of restricted Common Stock, respectively are held by Messrs. Langbein and Pardon with a value at December 31, 1994 of $375,000 and $37,500, respectively. Should the Company pay dividends, which it has not in many years, dividends would be paid on such restricted securities.

(4) In September, 1992, the Company granted options for an aggregate of 480,000 shares of Common Stock to officers, directors and key employees of the Company and certain of its subsidiaries. The options were limited in their exercisability until the Company filed and obtained approval from the Amex for an additional listing agreement with respect to the shares of Common Stock underlying the options. The Amex approved the listing of additional shares in August, 1994. Not included is the April 18, 1995 grant of options under the Company's 1989 Stock Option Plan to employees, officers, directors and advisors of the Company, of which options for 250,000 shares, 75,000 shares, and 30,000 shares, respectively, were granted to Messrs. Langbein, Healey and Pardon. See below under "Options, Warrants or Rights" and "Security Ownership of Management."

(5)      President and director of Techdyne.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Mr. Langbein has an employment agreement with the Company through May 31, 1999 at an annual salary of $220,000 with yearly increases in increments of no less than $10,000 which increases Mr. Langbein had waived for the last three years. The first $10,000 increment became effective June 1, 1995. The agreement provides upon his death three years full salary to his wife or other designee of Mr. Langbein. The employment agreement provides for reimbursement of reasonable business expenses and full salary for the remainder of the term of the employment agreement in the event of disability. The Company maintains an income disability insurance policy for Mr. Langbein. The agreement also provides for life insurance, of which the Company owns and is beneficiary of a $500,000 policy. The Company also maintains a $750,000 whole life insurance policy and a $350,000 term policy insuring the life of Mr. Langbein with Mr. Langbein as the owner of the policies. His wife is beneficiary of the term policy and of $200,000 of the whole life policy, with his two children beneficiaries to the balance of the whole life policy. Most life insurance is obtained through George Langbein, his brother, who is affiliated with Techdyne as an independent sales representative and Todd as a part-time sales representative, although not active in the securities business. See "Certain Relationships and Related Transactions."

         Based upon any wrongful termination of his employment agreement, which includes changes in control of the Company through an acquiring person (any person who has acquired or announces a tender offer or exchange for 25% of the Company), a sale of substantially all of the assets or merger, acquisition of the Company or its consolidation with another, or certain types of Board changes, the Company shall pay Mr. Langbein a lump sum payment, based upon his then compensation, including benefits and perquisites for the next three years from such termination. At Mr. Langbein's option, he may elect, in lieu of any such lump sum payment, to take Common Stock of the Company equivalent to such lump sum payment based upon the lowest closing price of the stock as reported by the principal stock exchange upon which the shares are then trading, presently the Amex (or if the trading is then in the over-the-counter market, then as reported by NASDAQ or other inter-dealer quotation medium) within 30 days of such wrongful termination or change in control. The Company has reserved up to 800,000 shares of its Common Stock for such option to Mr. Langbein, of which 400,000 shares have subsequently been set aside and reserved for options granted by the Company to a financial public relations consulting firm in September, 1994. The Company has granted Mr. Langbein one time demand and five year "piggy-back" registration rights with respect to such shares. Such registration of the stock would be at the sole cost and expense of the Company except with respect to Mr. Langbein's legal fees and commissions or discounts upon sale of such stock.

         The employment agreement also contains a two year non-competition provision within a 20 mile radius of the Company's primary operations in Florida. The Company has the right, upon Mr. Langbein's termination, to request further non-competition by Mr. Langbein in the United States for consideration of $4,000 per month, increasing 5% in any twelve-month period. The Company also provides Mr. Langbein with an automobile allowance of $850 per month.

         Dennis W. Healey, age 47, is Senior Vice President, Principal Financial Officer and Treasurer of the Company, Executive Vice President, Chief Financial Officer, Treasurer, Controller, Secretary and director of Viragen, Vice President of DCA, and Treasurer and Secretary of most of DCA's subsidiaries. He was appointed Executive Vice President of Techdyne in 1991. Mr. Healey has no employment agreement with the Company. He has a two year employment agreement with Viragen through April 7, 1996 under which he receives an annual salary of $75,000 including business expenses and medical and life insurance and option plans available to other executive officers of Viragen.

         Certain executive and accounting personnel and administrative facilities of the Company and its subsidiaries, including Techdyne, were common for fiscal 1994. The costs of executive and accounting salaries and other shared corporate overhead for these companies were charged on the basis of direct usage when identifiable with the remainder allocated on the basis of time spent. Mr. Langbein, as an officer and director of the Company and Techdyne, and Messrs. Healey and Daniel Ouzts, as officers of the Company and Techdyne, divide their time and efforts to each company.
Mr. Healey also devotes a portion of his time to Viragen. See "Certain Relationships and Related Transactions."

         Barry Pardon, director and President of Techdyne, has a five-year employment agreement with Techdyne through December 31, 1995, retaining him as President which provides him with a base annual salary of $120,000, plus an over-ride commission of .5% of net sales of Techdyne in excess of $20,000,000 for this last year of the agreement. In January, 1993, as part of Techdyne's administrative cost reduction program, Mr. Pardon voluntarily reduced his base salary to $84,000, which was increased to $96,000 in April, 1994, and to $108,000 in March, 1995. Under the employment agreement, Mr. Pardon is entitled to severance pay of six months salary if he dies or is terminated without cause during the term. Mr. Pardon is furnished with an automobile, travel and entertainment expenses incurred relating to Techdyne's business, which sums did not exceed 10% of his reported cash compensation. The agreement provides for non-competition for one year following termination and for restrictions upon Mr. Pardon calling upon any customers or suppliers of Techdyne, diverting any customers, services, items or products of Techdyne or disclosing any trade secrets of Techdyne.

COMPENSATION OF DIRECTORS

         Standard Arrangements

         There are no standard arrangements for compensating directors for services as directors or for acting on any committee. The Company does reimburse directors for expenses for attending meetings. See "Election of Directors."

         Non-Standard Arrangements

         During the year ended December 31, 1994, the Company obtained its property, casualty and general liability insurance, as did its subsidiaries, through the efforts of one of its directors, Anthony C. D'Amore, through his insurance agency, and now through an agency to which Mr. D'Amore acts as a consultant. Mr. D'Amore received $12,575 in commissions in 1994 with respect to this insurance. See "Certain Relationships and Related Transactions."

         The Company has provided options to its directors, among other executives and consultants. Its public subsidiary, Techdyne, has done the same. Three of the directors of the Company are directors of Techdyne and have received Techdyne options. See below "Options, Warrants or Rights," "Security Ownership of Management" and "Certain Relationships and Related Transactions." The table below reflects the Company and Techdyne options granted during 1994 through the present to directors of the Company.

                                                      Options Granted
                                    ------------------------------------------------------------------------------
Name of Director                    Company(1)               %                   Techdyne(2)                    %
- - ----------------                    ----------               -                   -----------
Thomas K. Langbein                  250,000                31.0%                 80,000(3)                    21.0%
Seymour Friend                       75,000                 9.3%                 10,000(4)                     2.6%
Peter D. Fischbein                   75,000                 9.3%                 40,000(5)                    10.5%
Anthony C. D'Amore                   75,000                 9.3%                 20,000(6)                     5.3%

_________________

(1) In April, 1995 Options for 808,000 were granted under the Company's 1989 Stock Option Plan (the "Option Plan") exercisable into Common Stock at $3.00 per share, 50% on or after the first anniversary date of grant, and in full on or after the second anniversary date of grant. Options were granted to officers, directors, consultants and certain employees of the Company and its subsidiaries. See Note (2) to "Principal Security Holders," "Executive Compensation - Options, Warrants or Rights" and "Security Ownership of Management."

(2) There are an aggregate of 380,000 options outstanding, including options for (i) 227,500 shares granted in May, 1994, to 84 persons, including officers, directors, employees and advisors of Techdyne and its subsidiary, Techdyne (Scotland), under the 1994 Techdyne, Inc. Stock Option Plan (the "Techdyne 1994 Plan") pursuant to which 250,000 shares of Techdyne common stock are reserved for issuance; these options are exercisable at $1.00 per share through May 24, 1999 (the "1994 Techdyne Options"); and (ii) 152,500 shares (not part of the Techdyne 1994 Plan), of which 142,500 options were granted in February, 1995 to directors of Techdyne and Techdyne (Scotland), and an option for 10,000 shares granted in April, 1995 to counsel, all options being identical, exercisable for five years at $1.75 per share (the "1995 Techdyne Options"). See "Executive Compensation - Options, Warrants or Rights."

(3) Includes (i) 40,000 1994 Techdyne Options and (ii) 40,000 1995 Techdyne Options.

(4)      1994 Techdyne Options.

(5) Includes (i) 20,000 1994 Techdyne Options and (ii) 20,000 1995 Techdyne Options.

(6) Includes (i) 10,000 1994 Techdyne Options and (ii) 10,000 1995 Techdyne Options.

OPTIONS, WARRANTS OR RIGHTS

         In May, 1989, the Board of Directors adopted the Option Plan, approved by shareholders in July, 1994, pursuant to which 1,000,000 shares of Common Stock are reserved for issuance under Options at fair market value on the date of grant. The Option Plan is for a period of 20 years, terminating May 18, 2009. Options may be granted to employees, officers, directors, attorneys, consultants and similar parties who provide their skills and expertise to the Company. Options granted under the Plan are non-transferable and are exercisable for ten years (no vesting schedule) from date of grant, but may expire at the earlier of two years from retirement, permanent disability or death. The Options are exercisable 50% on or after the first anniversary date of grant and in full on or after the second anniversary date of grant, provided acceleration of full exercise will be permitted upon changes in control or death. Changes in control include the sale of substantially all of the assets of the Company or its merger or consolidation with another, or a majority of the Board of Directors changes other than by election by shareholders pursuant to Board solicitation, or by vacancies filled by the Board caused by death or resignation, or a person or group acquires 25% or makes a tender for 25% of the Company's outstanding shares.

         Options under the Option Plan may be exercised either with cash or Company stock or both. If exercised with stock the shares are valued at the current market price and the optionee obtains an additional non-qualified stock option for the stock used for the exercise. This new Option is exercisable at the then current market price for the remainder of the original Option period under the same terms of the original Option. Stock for stock exercises of Options allow for the withholding of shares to cover tax liability upon exercise.

         On April 18, 1995, the Board granted Options for 808,000 shares of Common Stock under the Option Plan exercisable at $3.00 per share, the closing price for the stock on the date of grant. See "Executive Compensation - Compensation of Directors - Non-Standard Arrangements" and "Security Ownership of Management."

         In 1990, the By-Laws were amended to opt-out of the control share acquisition section of the Florida Business Corporation Act only to the extent such might relate to the issuance of any securities to directors, management, key employees, advisors or consultants, whether under a stock option plan, benefit, bonus, awards, retirement program or similar plan.

                AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

(a)                             (b)                     (c)              (d)                (e)

                                                                       Number of          Value of
                                                                       Securities         Unexercised
                                                                       Underlying         In-the-Money
                                                                       Unexercised        Options/SARs
                                                                       Options/SARs       at FY-End
                                                                       at FY-End (#)          ($)

                           Shares Acquired       Value Realized        Exercisable/        Exercisable/
Name                       on Exercise(#)            ($)               Unexercisable      Unexercisable
- - -----                      -----------------     --------------        -------------      -------------
CEO
Thomas K                    130,000(1)              57,200                -0-                  -0-
Langbein                                                                  -0-                  -0-
                                -0-                    -0-             40,000 (exer.)(2)    10,000(exer.)

                                                                          -0-                  -0-

Dennis W.                    50,000(1)              22,000                -0-                  -0-
Healey                                                                    -0-                  -0-
                                -0-                    -0-             20,000 (exer.)(2)     5,000 (exer.)
                                                                          -0-                  -0-

Barry Pardon(3)              30,000(1)              13,200                -0-                  -0-
                                                                          -0-                  -0-
                                -0-                    -0-             40,000 (exer.)(2)    10,000 (exer.)
                                                                          -0-                  -0-

_______________

(1) Company options exercised at $.69 per share in September, 1994, part in cash (par value) and part with three-year notes, with shares held in escrow securing the notes. See "Principal Security Holders" and the Notes thereto.

(2) Techdyne options granted in May, 1994 under the Techdyne 1994 Plan, exercisable at $1.00 per share through May 24, 1999. See discussion below and "Security Ownership of Management."

(3)      President and director of Techdyne.

         Techdyne established a 1985 Stock Option Plan for Incentive and Non-Qualified Stock Options which expired on January 16, 1995 with no options outstanding.

         In May, 1994, the Techdyne Board and shareholders adopted the 1994 Techdyne Plan pursuant to which 250,000 shares of Techdyne common stock were reserved for issuance at fair market value on the date of grant of options. The Techdyne 1994 Plan expires on May 24, 1999. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to Techdyne. Options are non-transferable except by the laws of descent and distribution or a change in control of Techdyne as defined in the Techdyne 1994 Plan, and are exercisable only by the participant during his lifetime. Change in control is defined similarly to that in the Company's Option Plan.

         If a participant ceases affiliation with Techdyne by reason of death, permanent disability or retirement at or after age 65, the option remains exercisable for nine (9) months from such occurrence but not beyond the option's expiration date. Other termination gives the participant 30 days to exercise except for termination for cause which results in the option becoming immediately null and void.

         Options granted under the Techdyne 1994 Plan, at the discretion of the Board, may be exercised either with cash, shares having a fair market equal to the cash exercise price, the participant's personal recourse note, or with an assignment to

Techdyne of sufficient proceeds from the sale of the shares acquired upon exercise of the options with an authorization to the broker or selling agent to pay that amount to Techdyne, or any combination of the above.

         There are presently options for 227,500 shares of Techdyne stock outstanding under the Techdyne 1994 Plan granted in May, 1994 to 84 officers, directors, employees, and advisors of Techdyne (certain of whom are officers and/or directors of the Company) and its subsidiary, which options are exercisable at $1.00 per share through May 24, 1999.

         On February 27, 1995, Techdyne granted non-qualified stock options, not part of the Techdyne 1994 Plan, to directors of Techdyne (five of seven of whom are officers and/or directors of the Company) and its subsidiary for 142,500 shares exercisable at $1.75 per share for five years. These options may be exercised for cash or, subject to Board approval, in part by cash, (minimum par value for the shares purchased) and the balance by a three-year recourse promissory note, secured by the shares purchased (to be held in escrow with no transfer rights pending full payment) at interest based on the coupon rate yield of a 52-week U.S. Treasury Bill immediately preceding the execution and issuance of the promissory note, with voting rights with the shareholder until a default, if any, on the note.

                       TECHDYNE OPTIONS/SAR GRANTS IN 1994

(a)                        (b)                       (c)                       (d)               (e)

                           Number of                      % of Total            Exercise
                           Shares Underlying         Options Granted to          Price           Expiration
Name                       Options Granted(#)        Employees in 1994           ($/sh)          Date
- - -------                    ------------------        -----------------           ------          ----
CEO
Thomas K. Langbein           40,000                         18                    1.00           5-24-99

Dennis W. Healey             20,000                          9                    1.00           5-24-99

Barry Pardon                 40,000                         18                    1.00           5-24-99

PROFIT SHARING AND RETIREMENT PLAN

         In January, 1989 the Company implemented a Profit Sharing Plan under
Section 401(k) of the Internal Revenue Code which was terminated in 1992.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of July 14, 1995 the names and beneficial ownership of the equity securities of the Company and its subsidiaries for directors, individually itemized, and for directors and officers as a group, without naming them, and for each of the named executive officers disclosed in the Summary Compensation Table. See "Executive Compensation."

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)

                                    Medicore                            Techdyne
                                    Common                              Common
Name                                Stock(1)        %(2) and (3)        Stock(4)         %(3) and (5)
- - ----                                ----------      ------------      ------------       ------------
Thomas K. Langbein                  854,064(6)          15.7%         2,607,797(7)          83.5%(7)

Seymour Friend                      360,705(8)           6.6%            28,333(9)             *

Peter D. Fischbein                  101,219(10)          1.9%            40,000(11)          1.3%

Anthony C. D'Amore                  198,890(12)          3.7%            20,000(13)            *

                                    Medicore                                     Techdyne
                                    Common                                       Common
Name                                Stock(1)           %(2) and (3)              Stock(4)                 %(3) and (5)
- - ----                                --------           ------------              --------                 ------------
Dennis W. Healey                    50,000(12)              *                    20,000(14)                     *

Barry Pardon                        62,550(15)            1.2%                    2,833(16)                     *

All directors and
executive officers
as a group(6 persons)            1,611,928(17)           29.6%                2,728,130(4),(5)and (7)         84.3%


* less than 1%

_______________

(1) Based upon information furnished to the Company by either the directors and officers or obtained from the stock transfer books of the Company. The Company is informed that these persons hold sole voting and dispositive power with respect to the shares of Common Stock except as noted herein.


(2) Based on 5,454,940 shares outstanding. Includes 480,000 shares held in escrow by the Company as security for the payment of $326,000 of promissory notes from optionees (officers and directors of the Company and/or its subsidiaries - 10 persons) who exercised 1992 options at $.69 per share by paying par value in cash and the balance in three-year notes due September 11, 1997 with interest at 5.36% per annum payable semi-annually. The notes are secured by the shares purchased with voting rights with the shareholder until default, if any. Does not include 808,000 shares of Common Stock underlying Options granted in April, 1995 under the Company's Option Plan, which Options are not transferable and are exercisable for 50% of the Option on or after April 18, 1996 and the balance one year thereafter. See Note (3) and "Executive Compensation - Options, Warrants or Rights."

(3) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days of July 14, 1995 is deemed to be outstanding for purposes of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4) The Company owns 2,527,797 shares (83.1%) of the common stock of Techdyne. Does not include 2,573,238 shares which the Company may acquire upon conversion of its demand promissory note from Techdyne in the amount of $4,503,166 convertible at $1.75 per share since, although the note is immediately convertible, the Company has agreed not to exercise the note until the earlier of completion of Techdyne's proposed public offering (a portion of the net proceeds is intended to partially reduce the note), or December 31, 1995. Officers and directors of the Company, including those directors of the Company and Techdyne who may be shareholders of each company, except Thomas K. Langbein (see Note (7)), disclaim any indirect beneficial ownership of Techdyne common shares through the Company's 83.1% ownership of Techdyne. See Notes (9), (11), (13), (14), and (16).

(5)      Based on 3,042,919 Techdyne common shares outstanding. Does not include
         (i) shares obtainable under the Company's convertible note (see Note
         (4)) or (ii) options for 380,000 shares of Techdyne common stock. See "Executive Compensation - Options, Warrants or Rights."

(6)      See Note (3) to "Principal Security Holders."

(7) Includes Techdyne options for 80,000 shares. See "Executive Compensation." By virtue of his positions with the Company and Techdyne and stock ownership of the Company, Mr. Langbein may be deemed to have shared voting and investment power with respect to and therefore be deemed the beneficial owner of the

         Company's entire ownership of Techdyne, which entire beneficial ownership Mr. Langbein disclaims, but for his proportionate interest, approximately 397,000 shares of Techdyne (13%). See Note (4).

(8)      See Note (4) to "Principal Security Holders."

(9)      Includes Techdyne options for 10,000 shares. See
         "Executive Compensation." Excludes approximately 167,000 (5.5%) shares that may be deemed indirectly beneficially owned through the Company's ownership of Techdyne, which indirect beneficial ownership is disclaimed. See Note (4).

(10) Includes 100,000 shares held in trust for his infant son of which 50,000 shares are held in escrow securing a promissory note of $34,000 for a substantial portion of the purchase price of such shares. Mr. Fischbein's wife is trustee. Mr. Fischbein disclaims beneficial interest in the 100,000 shares held in trust for his son. Does not include an Option for 75,000 shares of Common Stock granted in April, 1995, presently not exercisable. See Note (2) and "Executive Compensation-Options, Warrants, or Rights."

(11) Includes Techdyne options for 40,000 shares. See "Executive Compensation." Excludes approximately 48,000 (1.6%) shares that may be deemed indirectly beneficially owned through the Company's ownership of Techdyne, which indirect beneficial ownership is disclaimed. See Note
         (4).

(12) Includes 50,000 shares held in escrow securing a promissory note of $34,000 for a substantial portion of the purchase price of such shares. Does not include an Option for 75,000 shares of Common Stock granted in April, 1995, presently not exercisable. See Note (2) above and "Executive Compensation-Options, Warrants, or Rights."

(13) Includes Techdyne options for 20,000 shares. See "Executive Compensation." Excludes approximately 94,000 (3.1%) shares that may be deemed indirectly beneficially owned through the Company's ownership of Techdyne, which indirect beneficial ownership is disclaimed. See Note
         (4).

(14) Includes Techdyne options for 20,000 shares. See "Executive Compensation." Excludes approximately 23,000 (.008%) shares that may be deemed indirectly beneficially owned through the Company's ownership of Techdyne, which indirect beneficial ownership is disclaimed. See Note
         (4).

(15) Includes 30,000 shares held in escrow securing a promissory note of $20,400 for a substantial portion of the purchase price of such shares. Does not include an Option for 30,000 shares of Common Stock granted in April, 1995, presently not exercisable. See Note (2) above and "Executive Compensation-Options, Warrants, or Rights."

(16) Shares held in his wife's name. Excludes approximately 30,000 (1.0%) shares that may be deemed indirectly beneficially owned through the Company's ownership of Techdyne, which indirect beneficial ownership is disclaimed. See Note (4).

(17) Does not include Barry Pardon's interest. Includes 340,000 shares held in escrow securing promissory notes aggregating $231,200 for a substantial portion of the purchase price of such shares. Does not include the 808,000 shares underlying the Options granted in April, 1995. See Note (2) and "Executive Compensation-Options, Warrants, or Rights."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of the officers and directors of the Company are officers and/or directors of Techdyne and Viragen, including Thomas K. Langbein, Chairman of the Board of Directors, President and Chief Executive Officer of the Company and an officer and director of the Company's subsidiaries, and Chairman of the Board of Directors and Chief Executive Officer of Techdyne; Dennis W. Healey, Senior Vice President and Treasurer of the Company, Executive Vice President of Techdyne and officer and/or director of their subsidiaries; and Executive Vice President, Treasurer, Controller, Chief Financial Officer, Secretary and director of Viragen; Daniel R. Ouzts, Vice President of Finance and Controller of the Company and Techdyne; Peter D. Fischbein and Anthony C. D'Amore each a director of the Company and Techdyne; Mr. Fischbein is also a director of Viragen; and Lawrence E. Jaffe, Secretary and corporate counsel to the Company and counsel to Techdyne. See "Election of Directors."

         In addition, certain of the accounting personnel and administrative facilities of the Company and its subsidiaries, including Techdyne, are common. The costs of executive and accounting salaries and other shared corporate overhead for these companies are charged first on the basis of direct usage when identifiable, with the remainder allocated on the basis of the time spent. Since the shared expenses are allocated on a cost basis, there is no intercompany profit involved. Utilization of personnel and administrative facilities in this manner enables the Company to share the cost of qualified individuals with its subsidiaries rather than duplicating the cost for various entities. It is the opinion of management that these services are on terms as favorable as obtainable from unaffiliated parties.

         Since the Company's acquisition of Techdyne in 1982, through Techdyne's public offering in April, 1985, the Company had been advancing funds to finance that subsidiary's business. $900,000 of the resulting intercompany indebtedness was repaid from the proceeds of Techdyne's public offering in 1985. There is no schedule for the repayment of the balance of such indebtedness, which at March 31, 1995 aggregated approximately $4,503,166 at an annual interest rate based on the average short-term Treasury Bill rate. The Company does not intend to require repayment of these advances prior to January 1, 1996, except to the extent of a portion of the net proceeds that may be derived from a proposed financing by Techdyne anticipated to be accomplished in 1995. There is no firm amount or structure to such financing at this time, and no assurance can be given that such financing will be completed. Techdyne issued an unsecured demand promissory note to the Company for this indebtedness convertible into common stock of Techdyne. See Note (4) to "Security Ownership of Management."

         In 1990 the Company acquired Techdyne's real property in Hialeah, Florida consisting of the land and two buildings and a parking lot. Payment to Techdyne was made through a reduction in the Company's advance account balance with Techdyne less approximately $256,000 in existing mortgages on the property, and during 1994 refinanced the mortgages with a $230,000 mortgage. At March 31, 1995, the principal balance under this mortgage amounted to $145,000. The Company is leasing the buildings and the parking lot to Techdyne under a five year net lease expiring March 31, 2000 at $130,000 per year plus applicable taxes. Management is of the opinion that the rentals are on terms as favorable as obtainable from unaffiliated parties.


        Techdyne has a credit facility with Consolidated Bank, N.A., now NationsBank of Florida, which it has amended over the years. Effective June 30, 1992 the loan, which at that date amounted to $1,415,507, was restructured. The loan at March 31, 1995 aggregated $755,000, carries an interest rate of 1% over prime and was being paid in monthly principal installments of $10,000 plus interest through June 30, 1993, and thereafter in 35 monthly principal payments of $17,300 plus interest through June 30, 1996, at which time any unpaid principal will be due. The loan is secured by Techdyne's receivables, inventories and fixed assets, other than those held by Techdyne (Scotland), and mortgages on Company properties under lease to Techdyne, which security aggregated $5,371,000 at March 31, 1995. The loan agreements also provide that should Techdyne (Scotland) be sold, which is not presently contemplated, or that subsidiary repays Techdyne any intercompany advances, the bank will be paid 50% of the proceeds. Techdyne has also agreed not to provide future funding to Techdyne (Scotland) without prior permission from the bank. On December 31, 1992, the Company executed a guaranty of the restructured bank loan and gave the bank a mortgage on its properties in Florida which consist of first mortgages on a warehouse and a lot, and a third mortgage on office and manufacturing facilities presently under lease to Techdyne. The guaranty relates to the indebtedness and interest thereon under the restructured loan and any costs relating to a default of the payment of the principal and interest due under the loan, but no other obligations of Techdyne to NationsBank. The Company has reconfirmed its subordination to the bank of $1,500,000 of Techdyne's indebtedness to it, has subordinated Techdyne's $11,500 per month lease payments in the event Techdyne defaults under the restructured loan, and has assigned its lease and rents to the bank as further security; provided the Company has the right to collect rents until occurrence of a default, if any, under the loan. The Company has also agreed not to accept any further advances on the properties. Techdyne has entered into a commitment letter with a Florida bank to refinance this credit facility. If completed, the new financing would provide for an approximately one-year $1,000,000 revolving line of credit at interest of prime plus 1.5% and a $900,000 five-year term loan at an annual interest of 1% over the bank's prime rate. These loans would be on terms similar to the financing to be replaced and will be guaranteed by the Company with its properties leased to Techdyne securing the $900,000 loan.


         Techdyne has advanced funds to Techdyne (Scotland) for that subsidiary's working capital requirements which advances had an outstanding balance of $650,000 at March 31, 1995. This sum is not evidenced by a note, is at interest rate of prime plus 1.5% per annum, and is not expected to be repaid in the near future. Techdyne has guaranteed a line of credit for Techdyne (Scotland) from The Royal Bank of Scotland Plc which credit line has a U.S. equivalency of approximately $324,000.

         Property, casualty and general liability insurance coverage for the Company and similar insurance for subsidiaries had been obtained through the A.C. D'Amore Agency, Inc., an insurance agency previously owned by Anthony C. D'Amore, a director of the Company and Techdyne and registered as a part-time account executive with Todd. See "Election of Directors." Mr. D'Amore is not active in the securities business. In 1992, Mr. D'Amore sold his insurance business to Community Insurance Associates with whom he acts as a consultant. Mr. D'Amore continues to receive commissions for the accounts of the Company and Techdyne. The aggregate annual premiums for such insurance were approximately $147,000 in 1994 and Mr. D'Amore's commissions amounted to $12,575. See "Election of Directors - Compensation of Directors." In addition, the Company and Techdyne obtained group health insurance coverage and several executive and key employee life insurance policies through George Langbein, brother of Thomas K. Langbein. This insurance includes $100,000 term life insurance each covering and owned by Barry Pardon, President and director of Techdyne, Joseph Verga, Senior Vice President, Secretary, Treasurer and director of Techdyne (each purchased and paid for by Techdyne), Dennis W. Healey, Senior Vice President and Treasurer of the Company and Executive Vice President of Techdyne, and Bonnie Kaplan, a key employee of the Company (each purchased and paid for by the Company). George Langbein is affiliated as a sales representative with Techdyne and Todd. The Company also pays for $750,000 of whole life insurance and $350,000 of term life insurance owned by Thomas K. Langbein in which his wife and children have certain beneficial interests. The Company owns a $500,000 life policy on Thomas K. Langbein. See "Executive Compensation." Premiums on these coverage's totaled approximately $313,000 during 1994. Management is of the opinion that the cost and coverage of the insurance obtained through Mr. D'Amore and George Langbein are as favorable as can be obtained from unaffiliated parties.

         Peter D. Fischbein, director of the Company, Techdyne and Viragen, was a member of a law firm, dissolved several years ago, which acted as counsel from time to time to the Company, Todd, Viragen and a limited partnership doing business with Viragen. In December, 1994, Mr. Fischbein resigned as Secretary of Viragen.

         Lawrence E. Jaffe is Secretary and corporate counsel to the Company and corporate counsel to Techdyne. He is a 2.8% beneficial owner of shares of the Company. Fees paid to Mr. Jaffe by the Company and Techdyne totaled approximately $175,000, representing a substantial portion of his aggregate fees for 1994. Mr. Jaffe resigned as Secretary and counsel to Viragen in May, 1994.

          PROPOSALS TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

GENERAL

         The Board has unanimously approved and recommended for shareholder approval three separate proposals concerning amendments to the Company's Certificate of Incorporation. The Board is recommending these provisions in an effort to increase shareholder value by encouraging the equal treatment of shareholders in the event that a party desires to take-over the Company and by making it more likely that a party desiring to take-over the Company will negotiate with the Company. However, each of these proposals individually, and all of them collectively, may have the effect of discouraging a holder of a large block of the Company's securities from attempting either or both of (i) a merger, tender offer, proxy contest or other assumption of control with or for the Company or (ii) the removal of incumbent management. It is possible, although the Board of Directors does not so believe, that the effect of these proposals, which do not prohibit take-over bids but rather may delay the ability to immediately change control of the Company and/or preclude a major shareholder (but less than 66 2/3% owner) from taking over without notice to the other shareholders, may discourage potential acquirers from making bids for the Company. If such were the case, the effect of the proposals could frustrate the ability of such potential acquirers to consummate acquisitions of the Company at prices which may reflect premiums, possibly substantial in relation to the then market price of the Common Stock, even though such acquisition may be favored by holders of a majority of the Company's shares.

         The Company is not aware of any proposed attempt to take-over the Company or of any attempt to acquire a large block of the Company's Common Stock, and the proposed amendments to the Certificate of Incorporation are not in response to any specific effort to do so. The only shareholders known to the Company who own in excess of 5% of the Company's outstanding shares are Messrs. Langbein and Friend, officers and directors of the Company. See "Principal Security Holders," "Election of Directors" and "Security Ownership of Management." Other than the amendments to the By-laws to conform to the proposed amendments to the Certificate of Incorporation as set forth in this Proxy Statement (see "Provisions of the Company's By-laws Amended to be Consistent With Proposals to Amend the Company's Certificate of Incorporation" below), the Company has no anti-takeover provisions in its Certificate of Incorporation or By-laws and has no present plans to propose additional anti-takeover provisions, other than the proposals set forth in this Proxy Statement, in the immediate future.

         Pursuant to the first proposal described below, the Company's Certificate of Incorporation would be amended to classify the Board of Directors of the Company into three classes so that, after a transition period, each Class will serve for staggered three-year terms, one Class being elected each year. The second proposal would add a new provision to the Certificate of Incorporation requiring that actions taken by shareholders be taken at a duly called annual or special meeting of shareholders or by the consent in writing of at least 66 2/3%, or any higher percentage required by law or the Certificate of Incorporation or By-laws, of the outstanding shares entitled to vote on a matter. The third proposal would add a new provision to the Certificate of Incorporation requiring, in addition to any provisions of the Florida law, an affirmative vote of at least 66 2/3% of the voting shares, voting together as a single class, to amend, alter, change or repeal those provisions relating to classification of the Board, the manner in which shareholders take action, and a 66 2/3% voting requirement to amend, alter, change or repeal those ARTICLES.

         A description of these proposals is set forth below. The full text of each proposal is set forth in Appendix A to this Proxy Statement. The text of each of the proposals in Appendix A is subject to clerical and other non-material revisions that the Board of Directors may determine are necessary.

ANTI-TAKEOVER PROVISIONS OF THE FLORIDA BUSINESS CORPORATION ACT

         Section 607.0901 of the Florida Business Corporation Act (the "Florida Act") to which the Company (for purposes of this discussion, includes its subsidiaries) is subject, regulates "affiliated transactions" defined as one between the Company and any "interested shareholder" (any person who beneficially owns more than 10% of the Company's outstanding voting shares), and includes any merger or consolidation of the Company with the interested shareholder or any corporation which after such merger of consolidation would be an affiliate or associate of the interested shareholder (which term hereinafter includes any affiliate or associate of the interested shareholder); any sale, lease, mortgage, pledge, transfer or other disposition to or with the interested shareholder of the Company's assets having an aggregate fair market value of 5% or more of the fair market value of the Company's assets or all the outstanding shares of the Company, or representing 5% or more of the earning power or net income of the Company; the issuance or transfer to the interested shareholder of any Company securities having an aggregate fair market value of 5% or more of the fair market value of all the Company's shares; adoption of any plan for the liquidation or dissolution of the Company proposed by or pursuant to any agreement with the interested shareholder; any reclassification of securities or other reorganization of the Company or other transactions with the interested shareholder which has the effect of increasing the interested shareholder's percentage ownership of the Company by more than 5%; or any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial assistance or tax advantages provided by the Company. Section 607.0901 requires, with certain exceptions, that affiliated transactions be approved, in addition to the affirmative vote required by the Florida Act, by two-thirds of the voting shares other than the shares beneficially owned by the interested shareholder. One exception to the requirement of two-thirds disinterested shareholder approval for an affiliated transaction, includes but is not limited to consideration being paid equally to the shareholders within a certain formula and criteria provided in the statute.

         Generally, any person who owns 10% of the Company must obtain, absent limited exceptions, approval of two-thirds of the outstanding shares of the Company, exclusive of the interested shareholder's shares, to effect with the Company any merger, consolidation, sale of assets, issuance of stock, recapitalization of the Company, or receipt of loans or advances. Therefore, any person who acquires or makes a tender offer for 10% or more of the Company's Common Stock and proceeds to engage in one or more of the foregoing transactions with the Company requires approval of two-thirds of the Company's outstanding shares exclusive of such interested shareholder's shares.

         Another anti-takeover provision of the Florida Act, Section 607.0902, relates to control-share acquisitions. "Control shares" are defined as those shares, which when combined with all other shares of the Company owned by the person in respect to which that person may exercise voting power, would entitle that person to exercise voting power with respect to an election of directors in certain ranges of voting power, to wit, one-fifth to less than one-third of all voting power, one-third to less than a majority of voting power, and a majority or more of all voting power. The statute provides that control-share acquisitions require the delivery to the Company of an acquiring person statement disclosing the identify of the person making the control share acquisition, the number of shares owned, the range of voting power under which the control share acquisition was or will be made, and if not yet consummated, the terms of the acquisition. The control shares acquired are provided no voting rights unless approved by a majority of outstanding shares entitled to vote on the matter at a special or annual meeting of shareholders. If authorized by the corporation's articles of incorporation or by-laws before a control share acquisition has occurred in an acquisition where the acquirer did not deliver the acquiring person statement, for a 60 day period from the last acquisition of control shares, the shares so acquired are subject to redemption by the corporation at fair value. Even after an acquiring person statement is filed, the control shares are subject to redemption if the shares are not accorded full voting rights by the shareholders. Further, in the event control shares are acquired and are accorded full voting rights and the acquiring person acquired control shares with a majority or more of the voting power, shareholders of the corporation are entitled to dissenter's rights to receive full value of their shares.

         The Company had opted out of this Section of the Florida Act in 1990 through an amendment to its By-laws to the limited extent of issuing options or warrants to officers, directors and key employees under employee stock option plans and similar such plans and options which might put them in the category of control-share acquisition. The Company, has in any event, obtained shareholder approval for its option plans and grants to officers, directors and key employees, none of whom might be deemed in any control-share acquisition. Other than this limited exclusion, the control-share acquisition provisions are fully applicable to the Company and its shares.

         These anti-takeover provisions of the Florida Act will continue to apply in addition to the proposals set forth herein by the Company.

PURPOSES OF PROPOSED PROVISIONS

         The proposed amendments to the Company's Certificate of Incorporation are designed to make it more difficult to have an immediate change in control and to encourage any person that might seek to acquire control of the Company to negotiate with the Company's Board of Directors. The Board believes that, generally, the interests of the Company's shareholders would be best served if any change of control results from negotiations with the Company's directors concerning the terms of the proposed transaction, such as the price to be paid, the form of consideration, and the equal treatment of shareholders.

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS

         Description of Classified Board Provision. The Board has unanimously approved and recommended for shareholder approval an amendment to the Company's Certificate of Incorporation to provide for the classification of directors through the amendment to ARTICLE VII (the "Classified Board Provision"). The By-laws of the Company presently provide for no more than seven directors. The Company has had four directors for the last six years, five directors from 1986 to 1988, and six directors in 1985. The proposed amendment would provide that the number of directors for the Company shall not be less than four nor more than six, and such directors would be divided into three equal or nearly equal classes, designated Class 1, Class 2 and Class 3. If the Classified Board Provision is approved by the shareholders, directors will be divided into three classes. The initial term of Class 1 directors, who would consist of Peter D. Fischbein and one vacancy, would extend to the 1996 Annual Meeting of Shareholders, the initial term of the Class 2 directors, consisting of Anthony
C. D'Amore and one vacancy, would extend to the 1997 Annual Meeting of Shareholders, and the initial term of the Class 3 directors, consisting of Thomas K. Langbein and Seymour Friend, would extend until the 1998 Annual Meeting of Shareholders. At each succeeding Annual Meeting of Shareholders, successors to directors whose terms expired at the Annual Meeting would be of the same class as the directors they succeed and they shall be elected for three-year terms. Any vacancy prior to the expiration of a term may be filled by the vote of the remaining directors, and the director filling that vacancy would serve until the next election of the Class in which such director may be appointed and until their successors are elected and qualified. The Company is seeking qualified candidates to serve for the two vacancies now existing each one in the Class 1 and 2 directorships, which will add more independent directors (generally, means not an employee of the Company or affiliated or associated with an "interested shareholder" - see "Proposals to Amend the Company's Certificate of Incorporation - Anti-Takeover Provisions of the Florida Business Corporation Act") to the Board of Directors.

         The Classified Board Provision also provides that any director, or the entire Board of Directors may be removed from office at any time, but only for cause and only upon the affirmative vote of the holders of at least 75% of the voting shares of all the shares of the capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class ("Voting Shares").

         Purpose and Effects. The Classified Board Provision is intended to promote continuity and stability of the Company's management and policies because a majority of the Company's directors at any given time will have prior experience as directors with the Company. There has not been any difficulty in the past with continuity of the Board, which has been stable over the years. See "Election of Directors."

         The classification of directors could have the effect of making it more difficult for shareholders, including any interested shareholder, to change the composition of the Board in a relatively short period of time because at least two annual meetings of shareholders, instead of one as is the present situation, generally would be required to effect a change in the majority of the Board. Although the delay necessary to effect a change in the majority of the Board of Directors may discourage certain attempts at take-overs of the Company that may result in a premium for shareholders, the Classified Board Provision may also cause a party desiring to take-over the Company to negotiate with the Company and obtain the specified approval of the directors or shareholders. As discussed above, the Board believes that the interests of the Company's shareholders would be best served if any proposed take-over receives specified approval of the directors or shareholders concerning the terms of the proposed transaction, such as the price to be paid, the form of consideration, and the equal treatment of shareholders. The Board believes that the benefits of encouraging stability of the Board and encouraging negotiations with the Company, which must receive the specified approval of the directors or the shareholders, outweigh the possible disadvantages of making it more difficult for shareholders to change the composition of the Board in a relatively short period of time.

         In accordance with the Florida Act, if, of the shares voting, there are more affirmative votes then negative votes approving the proposed amendment to the Certificate of Incorporation to include the Classified Board Provision, then the proposed amendment will be approved. Any amendment or repeal of any provision of the Classified Board Provision, once adopted, or the adoption of any provision inconsistent with any provision of the Classified Board Provision, will require 66 2/3% of the Voting Shares, based upon the proposed amendment to increase the voting requirement for any amendment to the Certificate of Incorporation. See "Proposals to Amend the Company's Certificate of Incorporation - Proposal to Amend the Certificate of Incorporation to Require
66 2/3% Voting Power of All Shares Voting As A Single Class to Amend ARTICLES VII, X and XI of the Certificate of Incorporation." The adoption of the Classified Board Provision is not conditioned upon the approval of any other proposed amendment to the Certificate of Incorporation.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL CONCERNING THE ENACTMENT OF THE CLASSIFIED BOARD PROVISION.

PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO INCREASE VOTE REQUIRED TO OBTAIN SHAREHOLDER APPROVAL WITHOUT A MEETING OF SHAREHOLDERS

         Description of Provision. The Board has unanimously approved and recommended for shareholder approval an amendment to the Company's Certificateof Incorporation to add a new ARTICLE X (the "Shareholder Action Provision"). The Shareholder Action Provision requires that any action taken by the shareholders of the Company be taken at a duly called annual or special meeting of the shareholders unless it is taken pursuant to a written consent signed by the holders of at least 66 2/3%, or any higher percentage that may be required by law or the Certificate of Incorporation or By-laws of the Company, of the Voting Shares. The current requirement for shareholder action by written consent is by the minimum number of votes with respect to each voting group necessary to authorize such action at a meeting at which voting groups and shares entitled to vote thereat were present. This means, other than election of directors which requires a plurality of the votes cast, assuming a quorum, current shareholder action by consent may be taken by a number of shareholders approving the action exceeding those opposed.

         Purposes and Effects. By requiring that shareholder action without a shareholder meeting be taken by written consent of at least 66 2/3% of the Voting Shares, the Shareholder Action Provision increases the probability that shareholders will be provided with advance notice of proposed actions and/or the opportunity to discuss proposed actions with the Company and other shareholders in the setting of a shareholders' meeting. The Board believes that this will assist in providing shareholders with adequate information and time to consider proposals that are made by other shareholders. The proposed Shareholder Action Provision would prevent the holders of a majority (but not 66 2/3% or more) of the Voting Shares of the Company from taking action while failing to give prior notice to all shareholders and the Board through the use of a written consent procedure to take shareholder action without a meeting of shareholders. The proposed amendment would prevent a takeover bidder holding a majority but less than 66 2/3% of the Voting Shares from using the written consent procedure to take shareholder action unilaterally without affording advance notice and the forum of a shareholders' meeting to the other shareholders. Although the Board does not believe that the limitation on shareholder action by written consent will create a significant impediment to a tender offer or other effort to take control of the Company, it is possible that the effect of this proposal could make it more difficult to acquire control of the Company and to take other shareholder action, even though such action might be desired by or be beneficial to the holders of a majority of the Company's shares. The provision prohibiting shareholder action by written consent except by consent of the holders of 66 2/3% of the Voting Shares also may have the effect of delaying consideration of a shareholder proposal until the next Annual Meeting of Shareholders unless a special meeting is called by the President or by the Board of Directors.

         The affirmative vote of 66 2/3% of the Voting Shares is required to approve the proposed amendment to the Certificate of Incorporation to add the Shareholder Action Provision. Any amendment or repeal of any provision of the Shareholder Action Provision, once adopted, or the adoption of any provision inconsistent with any provision of the Shareholder Action Provision will require 66 2/3% of the Voting Shares, based upon the proposed amendment to increase the voting requirement for any amendment to the Certificate of Incorporation. See "Proposals to Amend the Company's Certificate of Incorporation - Proposal to Amend the Certificate of Incorporation to Require 66 2/3% Voting Power of All Shares Voting As A Single Class to Amend ARTICLES VII, X and XI of the Certificate of Incorporation." The adoption of the Shareholder Action Provision is not conditioned upon the approval of any other proposed amendment to the Certificate of Incorporation.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL CONCERNING THE ENACTMENT OF THE SHAREHOLDER ACTION PROVISION.

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO REQUIRE 66 2/3% VOTING POWER OF ALL SHARES VOTING AS A SINGLE CLASS TO AMEND ARTICLES VII, X AND XII OF THE CERTIFICATE OF INCORPORATION

         Description of Provision. The Board has unanimously approved and recommended for shareholder approval an amendment to the Company's Certificate of Incorporation to add a new ARTICLE XI (the "Voting Power Provision"). The Voting Power Provision requires that any action to be taken to amend, alter, change, adopt any provision inconsistent with or repeal ARTICLE VII (Classified Board Provision), ARTICLE X (Shareholder Action Provision), and this ARTICLE XI, may only be effected through the vote of holders of at least 66 2/3% of the Voting Shares of the Company.

         Purposes and Effects. The Voting Power Provision is designed to preclude further amendments to the Company's Certificate of Incorporation as relates to the proposals set forth in this Proxy Statement by a simple majority vote, presently the situation. This would undercut the proposals unanimously adopted by the Board and recommended for submission to shareholders for their approval as provided in this Proxy Statement. The Voting Power Provision would require 66 2/3% or more of the Voting Shares of the Company to alter or amend the Classified Board Provision (ARTICLE VII), the Shareholder Action Provision (ARTICLE X), and this Voting Power Provision (ARTICLE XI) which are proposed to, as the Board believes, enhance the interests of the shareholders, encourage any potential changes in control situations to be negotiated with the Board, and avoid abusive, unfair or otherwise undesirable transactions affecting the Company and shareholders. This limitation on amending these particular ARTICLES of the Company's Certificate of Incorporation may make it more difficult to amend, alter, or adopt any provision inconsistent with or repeal the anti-takeover provisions of the Company's Certificate of Incorporation, even though such tender offer or other effort to take control of the Company might be desired by the majority but less than 66 2/3% of the Company's Voting Shares.

         The affirmative vote of 66 2/3% of the Voting Shares is required to approve the proposed amendment to the Certificate of Incorporation to include the Voting Power Provision. The Voting Power Provision proposal is contingent on approval of either the Classified Board Provision or the Shareholder Action Provision. If neither of such proposals are approved, the Voting Power Provision becomes irrelevant and will be withdrawn and will not become part of the Company's Certificate of Incorporation.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL CONCERNING THE ENACTMENT OF THE VOTING POWER PROVISION.

PROVISIONS OF THE COMPANY'S BY-LAWS AMENDED TO BE CONSISTENT WITH PROPOSALS TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

         The Company's By-laws contained certain provisions that would be inconsistent with the proposals set forth in this Proxy Statement, in particular, the Classified Board Provision, which includes the minimum and maximum number of directors for the Company, the classification of the Board, filling of vacancies and provisions for director removal, the Shareholder Action Provision which requires action by shareholders at annual or special meetings, and if by written consent, then at least 66 2/3% of the Voting Shares approve or consent to such action. In addition, new Section 4.9 to ARTICLE IV was added to the By-laws to provide advance notice of shareholder nominations for election of directors prior to any meeting at which said nominees are to be considered for election.

         These By-law provisions, which may have an anti-takeover effect, were unanimously approved by the Board in April, 1995 at the time the Board unanimously approved the proposed amendments to the Company's Certificate of Incorporation. As described throughout this Proxy Statement, the amendments to the By-laws were adopted in an attempt to increase shareholder value by encouraging negotiations with the Company by potential acquirers and providing shareholders with adequate time and information to make decisions. Capitalized terms used in this section have the same meaning as those capitalized terms defined above.

         The provisions of the By-laws enacted by the Board in April, 1995 are summarized below, primarily to comport with the proposed amendments to the Certificate of Incorporation of the Company. Should any one or more of the proposals relating to the amendment to the Certificate of Incorporation not be adopted, then to the extent such would render the By-laws inconsistent, the By-laws will be amended so as to eliminate any such inconsistency and conform to the vote of the shareholders. Otherwise amendments to the By-laws will remain in full force and effect.

         ARTICLE III relates to meetings of shareholders:

         Section 3.2 re: annual meeting was modified to refer to the Classified Board Provision and administratively to clarify the date of annual meetings and to change the annual meeting date to June of each year;

         Section 3.3 re: special meetings was modified to comport with the method of calling annual and special meetings in accordance with proposed
ARTICLE X, Shareholder Action Provision, to the Company's Certificate of Incorporation;

         ARTICLE IV relates to directors:

         Section 4.2 re: number and election of directors, has been amended to be consistent with the Classified Board Provision, the proposed amendment to
ARTICLE VII of the Certificate of Incorporation, including the number of directors and the classified Board;

         Section 4.3 re: term of office has been modified to be consistent with the Classified Board Provision, particularly the tenure of directors being subject to the Class to which such director was elected or appointed;

         Section 4.4 re: removal of directors was amended to comport with proposed amendment to ARTICLE VII of the Certificate of Incorporation, subparagraph (d) director removal, and may only be "for cause," and the required shareholder vote, being 75% of the Voting Shares;

         New Section 4.9 re: advanced notice of nominations for directors was adopted; a shareholder must provide no less than 60, nor more than 90 days written notice prior to any meeting called for the election of directors of nomination of directors by said shareholders; the notice is to provide information concerning each nominee similar to the background provided for the director-nominees set forth in this Proxy Statement (see "Election of Directors") plus security interest in the Company and any affiliation with the Company, its management, Board of Directors or other shareholders; Section 4.9 may not be amended without the approval of 75% of the directors, or 75% of the Voting Shares.

         The Board believes that advance notice of directors' nominations by shareholders will provide the Company with an opportunity to consider the qualifications of such proposed nominees, and to the extent necessary and desirable by the Board, will provide an opportunity to inform shareholders about these qualifications.

         This notice requirement may have the effect of precluding a nomination of a director by shareholders for election at a particular meeting due to the failure to follow the prescribed notice procedures, or may deter a shareholder proxy solicitation to elect its own slate of directors or otherwise attempt to gain control of the Company if the shareholder does not wish to provide the advanced notice required.

         ARTICLE XXIV relates to amending the By-laws.

         ARTICLE XXIV of the By-laws has been substantially amended to require written notice be given to the directors of the Company prior to the effectiveness of any amendment to the By-laws. It also prohibits the amendment of the By-laws by written consent of shareholders. If the By-laws are to be amended by the Board, the written notice must be given to all directors not less than 30 days prior to the meeting at which the proposal is to be considered. This advance written notice is not required if the proposal is approved by at least 75% of all directors. In the event that the By-laws are to be amended by the shareholders of the Company, written notice containing the proposed amendment must be provided to the Secretary of the Company and all directors of the Company not more than seven days after the Company gives notice of the meeting of shareholders at which the proposed amendment is to be considered.

         Any amendment or repeal of any provision or all provisions of ARTICLE XXIV of the By-laws, or the adoption of any provision inconsistent with any provision or all provisions of ARTICLE XXIV of the By-laws, requires, in addition to any other vote or approval required by law or by the By-laws or by the Certificate of Incorporation, the affirmative vote of (a) at least 75% of all the directors, or (b) (i) at least 75% of the outstanding shares of each class of Voting Stock and (ii) at least a majority, not including shares owned by interested persons, of the outstanding shares of each class of Voting Stock.

         The Board believes that advance notice of proposed amendments to the By-laws will provide the Board with an opportunity to consider the merits of the proposed amendments and, to the extent deemed necessary or desirable by the Board with respect to amendments to be made by the shareholders, will provide an opportunity to inform all shareholders about those proposed amendments. This provision also may discourage potential acquirers of the Company from attempting to amend the Company's By-laws to facilitate an acquisition. This may deter an attempt to obtain control of the Company and could thereby deprive shareholders of possible opportunities to realize premiums for their shares.

                                    AUDITORS

         The Board of Directors pursuant to the recommendation of the Audit Committee has reappointed Ernst & Young LLP as its independent accountants to audit the financial statements of the Company for the current fiscal year. That firm has acted as accountants for the Company since 1978.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired to do so. The representative will also be available to respond to appropriate questions from any shareholder present at the meeting.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         Any shareholder proposal to be considered by the Company for inclusion in the 1996 Proxy Statement must be received by the Company not later than February 21, 1996. Any such proposal should be sent to the Secretary of the Company, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Any such proposal should provide the reason for it, the complete text of any resolution and other specified matters, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

         To nominate a director at the Annual Meeting, a shareholder must satisfy Florida law and the By-laws of the Company. A shareholder who wishes to suggest a potential nominee should provide the Secretary of the Company, for this meeting no later than August 4, 1995, and for the 1996 Annual Meeting written notice of such nominee and other appropriate information at least 60 days prior to that Annual Meeting, detailing the qualifications of such nominee for consideration by the Board. Any shareholder requesting a copy of the Company's By-laws will be furnished one without charge upon written request to the Company.

                             ADDITIONAL INFORMATION

         Management is not aware of any other matter to be presented for action at the meeting other than the proposal to amend the Certificate of Incorporation to classify the Board of Directors, the Election of Directors, the Proposal to amend the Certificate of Incorporation (a) to add a provision concerning the manner in which shareholders take action (Shareholder Action Provision), and (b) to add a provision increasing voting requirements for amending, altering, changing, adopting inconsistent provisions to or repealing ARTICLES VII, X and XI of the Company's Certificate of Incorporation (Voting Power Provision), as set forth in the accompanying Notice of Annual Meeting and in this Proxy Statement, and management does not intend to bring any other matter before the meeting. However, if any other matter should be presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment and in the best interests of the Company.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER OF RECORD (OR ANY SHAREHOLDER WHO OWNS THE COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE) AT THE CLOSE OF BUSINESS ON JULY 14, 1995, TO THE SECRETARY OF THE COMPANY, LAWRENCE E. JAFFE, ESQ., 777 TERRACE AVENUE, HASBROUCK HEIGHTS, NEW JERSEY 07604, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994 WILL BE PROVIDED WITHOUT CHARGE. Kindly date, sign and return the enclosed form of proxy. YOUR VOTE IS IMPORTANT.

                                            By Order of the Board of Directors
                                            LAWRENCE E. JAFFE
                                            Secretary and Counsel


July 19, 1995

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

                                   APPENDIX A

                           TEXT OF PROPOSED AMENDMENTS
                                       TO
                  MEDICORE, INC.'S CERTIFICATE OF INCORPORATION

         The text of the proposed amendments to the Company's Certificate of Incorporation as described at pages 4, and 15 to 19 of this Proxy Statement, is set forth below, subject to clerical and other non-material revisions which the Board of Directors may determine are necessary.


Provision Concerning Classification of Board of Directors

                            "ARTICLE VII - DIRECTORS

         (a) The directors shall be divided as evenly as possible into three classes, designated Class 1, Class 2 and Class 3. At no time shall the entire Board consist of less than four and no more than six directors, and to the extent there is less than the maximum number of directors for each initial Class of directors, Class 3 shall first be filled. At the annual meeting of shareholders at which this ARTICLE VII is enacted, Class 1 directors shall be elected for a term expiring at the next subsequent annual meeting of shareholders, Class 2 directors for a term expiring at the second subsequent annual meeting of shareholders, and Class 3 directors for a term expiring at the third annual meeting of shareholders. At each succeeding annual meeting of shareholders, successors to directors whose terms expired at that annual meeting shall be of the same Class as the directors they succeed and shall be elected for three-year terms, except as otherwise provided herein. If the number of directors is changed, any increase of decrease shall be apportioned among the Classes so as to maintain or attain, if possible, the equality of the number of directors in each Class, but in no case will any decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the Classes in such a way that the difference in the number of directors in the classes shall not exceed one, with any remainder positions allocated first to Class 3 and then to Class 2.

         (b) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject to prior death, resignation, retirement or removal from office. Any director or directors appointed by the Board to fill a vacancy in accordance with the By-laws of the Corporation shall hold office until the next election of the Class for which such director had been chosen and until his successor is elected and qualified.

         (c ) Advanced notice of nomination for the elections of directors, other than nominations by the Board of Directors or committee thereof, shall be given to the Corporation in the manner provided from time to time in the By-laws.

         (d) Any director, or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of the directors, voting together as a single class." Provision Concerning Manner In Which Shareholders May Take Action

    "ARTICLE X - ACTION REQUIRED OR PERMITTED TO BE TAKEN BY SHAREHOLDERS

         Any action required or permitted to be taken by shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders except as provided herein. Special meetings of shareholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, either upon motion of a director or upon written request by the holders of at least 50% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, or (ii) the President of the Corporation.

         Any action permitted to be taken by shareholders of the Corporation by written consent may only be taken by written consent of the holders of at least 66 2/3% or such higher percentage of the outstanding stock entitled to vote thereon as may be required by law, by this Restated Certificate of Incorporation, as amended, or by the Corporation's By-laws."

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

Provision Concerning Increased Shareholder Vote To Amend, Repeal or Otherwise Modify ARTICLES VII, X and XI of the Certificate of Incorporation

         "ARTICLE XI - VOTE REQUIRED TO AMEND CERTAIN ARTICLES

         In addition to any requirements of the provisions of the Florida Business Corporation Act (and notwithstanding the fact that a lesser percentage may be specified by the Florida Business Corporation Act), the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the shareholders of the Corporation to amend, alter, change, or adopt provisions inconsistent with or repeal ARTICLE VII, ARTICLE X, or ARTICLE XI hereof."


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



                                     PROXY

                     For the Annual Meeting of Shareholders
                                 MEDICORE, INC.
                   The Board of Directors Solicits This Proxy


The undersigned appoints Lawrence E. Jaffe and Thomas K. Langbein, with power of substitution in each, proxies to vote all the shares of MEDICORE, INC. which the undersigned may be entitled to vote as a shareholder of record on July 14, 1995 at the Annual Meeting of Shareholders to be held Wednesday, September 13, 1995, or any adjournment thereof.

This proxy when properly executed and returned in a timely manner will be voted at the Annual Meeting and any adjournment thereof in the manner directed herein. If no direction is made, the proxy will be voted FOR all nominees and FOR Proposals 1, 3 and 4 and in accordance with the judgment of the persons named as proxies herein or any other matters that may properly come before the Annual Meeting.

The Board of Directors recommends a vote FOR the following:

1. Proposal to amend the Company's Certificate of Incorporation to Classify the Board of Directors of the Company into three Classes.

                  For                 Against                  Abstain
             ----                ----                     ----

2. ELECTION OF DIRECTORS (who will be divided into three classes if the proposal in Item 1 is approved by shareholders)

Nominees:  Thomas K. Langbein, Seymour Friend, Anthony C. D'Amore and
           Peter D. Fischbein.

FOR all director nominees listed (except as marked to the contrary below)
                                                                          ----

WITHHOLD AUTHORITY To vote for all director nominees listed
                                                            ----

- - -----------------------------------------------------------------------------
(To withhold authority to vote for any individual nominee, write that nominee's name on the line above)

3. Proposal to amend the Company's Certificate of Incorporation to add a provision concerning the manner in which shareholders may take action.

                  For                 Against                  Abstain
             ----                ----                     ----

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




4. Proposal to amend the Company's Certificate of Incorporation to add a provision to require the affirmative vote of the holders of at least 66 2/3% of the Voting Shares of the Company's capital stock to amend, alter, adopt inconsistent provisions to or repeal ARTICLES VII, X and XI of the Certificate of Incorporation.

                   For               Against                  Abstain
              -----             -----                    -----

5. In their discretion, such other business as may properly come before the meeting.


Dated:                                  , 1995
         -----------------------------

         -----------------------------
                  (Signature)

         -----------------------------
                  (Signature)


Signature(s) should be exactly as your name(s) appears on this proxy. If signing as executor, administrator, trustee, guardian or attorney, please give full title when signing. If shares are registered in the names of joint owners, the proxy should be signed by each. If the shareholder is a corporation, sign full corporate name by a duly authorized officer.

Important:       PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                 NO POSTAGE IS REQUIRED.





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